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                                                                    EXHIBIT 10.7

                                PROMISSORY NOTE

$626,367.00                                       October 31, 1995

For value received, the undersigned, CROWN CRAFTS, INC., a Georgia corporation ("Maker"), hereby promises to pay to the order of EDWARD TANNENBAUM, an individual ("Holder"), at such place as Holder may designate, in lawful money of the United States of America, the principal sum of Six Hundred Twenty-six Thousand Three Hundred Sixty-seven Dollars ($626,367.00), together with interest thereon from the date hereof. Interest on the principal sum shall accrue at the rate of six and one-quarter percent (6.25%) per annum. The entire balance of principal, and all interest accrued thereon, shall be due and payable in full on January 10, 1996 (the "Maturity Date"). Payment of the entire balance of principal, and all interest accrued thereon, shall be by wire transfer of immediately available funds to an account designated by Holder prior to the Maturity Date.

If this Note is not paid by the Maturity Date, Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees.

Maker expressly waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note and all other notices of any kind. To the fullest extent permitted by law, the defense of the statute of limitations in any action on this Note is waived by the undersigned.

This Note has been executed and delivered in the State of California and is to be governed by and construed according to the laws thereof, except to the extent that such laws are preempted by federal law.

No single or partial exercise of any power hereunder shall preclude other or further exercise thereof or the exercise of any other power. No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. Acceptance of any sum by Holder that is less than full payment shall not be construed as a waiver of any default in the payment of this Note.

All agreements between Maker and Holder are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law that a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances Holder shall ever receive


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as interest an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest.


                                       CROWN CRAFTS, INC.


                                       By:
                                          ------------------------
                                       Name:  E. Randall Chestnut
                                       Its:   Vice President


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